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                                                                   EXHIBIT 23.04

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Broadbase Software, Inc. of our report dated February 11, 2000, relating to the consolidated financial statements of Servicesoft, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
October 25, 2000